SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 1, 2006
Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

171 Front Street, Owego, NY 13827
(Address of principal executive offices, including zip code)

(607) 687-4487
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

In March 2006, the Board of Directors approved a plan to raise additional capital from the holders of its outstanding warrants and stock options in order to a) prevent further dilution by the issuance of additional securities to outsiders, and (b) to restructure the capitalization of the Company. Under the terms of the plan, the Company offered to:

1. the holders of the Company's (a) 12,000 shares of Series F Preferred Stock, convertible into 4,800,000 shares of the Company's Common Stock, and (b) the 6,000 Series F Warrants to purchase 2,400,000 shares of the Company's Common Stock at $.375 per share purchased in conjunction with the Series F Preferred Stock, the right to exercise the Series F Warrants and purchase the shares of Common Stock issuable upon exercise thereof at $.04 per share (same number of shares at a lower price), provided that (a) simultaneously with the exercise of such right, the holder converts his shares of Series F Preferred Stock into shares of the Company's Common Stock, and (b) the conversion of the Series F Preferred Stock and exercise of the Series F Warrants take place on or before April 30, 2006;

2. the holders of the Company's 55.125 shares of Series G Preferred Stock, which Series G Preferred Stock is convertible into 17,226,563 shares of the Company's Common Stock, and (b) the 55.125 Series G Warrants to purchase 17,226,563 of the Company's Common Stock at $.08 per share purchased in conjunction with the Series G. Preferred Stock, the right to exercise the Series G Warrants and purchase the shares of Common Stock issuable upon exercise thereof at $.04 per share (same number of shares at a lower price), provided that (a) simultaneously with the exercise of such right, they convert their shares of Series G Preferred Stock into shares of the Company's Common Stock, and (b) the conversion of the Series G Preferred Stock and exercise of the Series G Warrants take place on or before April 30, 2006;

3. the holders of all exercisable Stock Options to purchase shares of the Company's Common Stock (an aggregate of 3,511,000 shares of the Company's Common Stock) at prices ranging from $.08-$2.50 per share, the right to exercise such Stock Options and purchase the shares of Common Stock issuable upon exercise thereof at $.04 per share (the same number of shares at a lower exercise price), provided that the exercise of such stock options takes place on or before April 30, 2006; and

4. the holders of all Warrants to purchase shares of the Company's Common Stock (an aggregate of 7,640,295 shares of the Company's Common Stock) at prices ranging from $.08-$41.25 per share, the right to exercise such warrants and purchase the shares of Common Stock issuable upon exercise thereof at $.04 per share (the same number of shares at a lower price), provided the exercise of the warrants takes place on or before April 30, 2006.

The offering was further conditioned upon all shares of the Company's Series F Preferred Stock and Series G Preferred Stock being converted into Common Stock of the Company.

The offering was completed on May 1, 2006 for an aggregate amount of $1,022,791. All proceeds were paid in cash, except that three employees were allowed to utilize accrued salary and vacation pay in an aggregate amount of $113,187 of an aggregate exercise price of $158,452, toward the exercise of options/warrants. The balance of $45,265 is being paid in cash in an aggregate amount of $15,000 and the balance through monthly payroll deductions. As a result of the offering, 12,000 shares of the Company's Series F Preferred Stock were converted to 4,800,000 shares of Common Stock and 55.125 shares of the Company's Series G Preferred Shares were converted to 17,226,563 shares of Common Stock.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: May 1, 2006	By:	/s/ John G. Baust
John G. Baust President and Chief Executive Officer (Principal Executive Officer)